Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-84258, 33-89282, 33-88196, 333-07255, 333-27525, 333-30324, 333-30478, 333-52668, 333-67734, 333-67740, 333-109162, 333-118312, 333-126191, 333-135949, 333-143990, 333-151762, 333-157504, 333-160350 and 333-171468) and Form S-3 (Nos. 333-155754 and 333-168509) of Chesapeake Energy Corporation of our report dated March 1, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Tulsa, Oklahoma

March 1, 2011